UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2024

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 28, 2024, Pulse Biosciences, Inc. (the “Company”) announced its financial and operational results for the fiscal quarter and full year ended December 31, 2023. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

This information, as well as Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On March 28, 2024, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing plans to initiate a rights offering to its existing stockholders of record as of the close of business on a record date in April to be announced as soon as practicable.

As approved by the Company’s Board of Directors, the rights offering of up to $60 million worth of units (“Units”) will be available to all holders of record of the Company’s common stock, par value $0.01 (the “Common Stock”) as of the close of the market on a record date in April to be announced as soon as practicable (the “Record Date”).  Each Unit will consist of one share of Common Stock and two warrants, each to purchase one-half of one share of Common Stock, with each warrant having different redemption provisions. The subscription price per Unit shall be equal to the lesser of (i) $10.00 per Unit (the “Initial Price”) and (ii) the volume weighted average price of the Company’s Common Stock for the ten trading day period through and including the expiration date of the offering, which has not yet been set by the Board. The subscription price will determine the final number of Units issuable, and subsequently the pro rata number of Units to which stockholders can subscribe. Each warrant will have a per share exercise price equal to 110% of the subscription price for the Units. The Company intends to distribute to all holders of Common Stock as of the Record Date non-transferable subscription rights to purchase Units at the price provided above.

Assuming that the rights offering is fully subscribed at the Initial Price, the Company will receive gross proceeds of up to $60 million, less expenses related to the rights offering, and upon exercise of all of the warrants, would receive additional proceeds of up to $66 million.  The rights offering will include an over-subscription right to permit each rights holder that exercises its basic subscription rights in full to purchase additional Units that remain unsubscribed at the expiration of the offering. The availability of the over-subscription right will be subject to certain terms and conditions to be set forth in the offering documents.

Robert Duggan, the Company’s Executive Chairman and majority stockholder, has indicated his support for the rights offering and his intent to participate in the rights offering on the same terms as all other investors.

The Company intends to register the rights offering with the Securities and Exchange Commission (the “SEC”) by filing a prospectus on Form S-3. When available, a copy of the prospectus may be obtained at the website maintained by the SEC at www.sec.gov.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made pursuant to a registration statement on Form S-3 containing the detailed terms of the rights offering to be filed with the SEC. Any offer will be made only by means of a prospectus forming part of the registration statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Pulse Biosciences, Inc. dated March 28, 2024 - Financial Results
99.2	Press Release issued by Pulse Biosciences, Inc. dated March 28, 2024 - Rights Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: March 28, 2024	By:	/s/ Kevin P. Danahy
Kevin P. Danahy
President and Chief Executive Officer (Principal Executive and Principal Financial Officer)